Exhibit 99.1

Tempo Automation Receives Nasdaq Notification of Noncompliance with Listing Rule 5250(c)(1)

SAN FRANCISCO, August 23, 2023 -- Tempo Automation Holdings, Inc. (NASDAQ: TMPO, the “Company”), a leading software-accelerated electronics manufacturer, today announced that it had received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the Company has not yet filed its Form 10-Q for the period ended June 30, 2023 (the “Filing”), the Company no longer meets the requirements for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Rule”). The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities.

In accordance with Nasdaq Listing Rule 5810(c)(2)(F), the Company will have 60 calendar days, or until October 16, 2023 (the “Plan Date”), to submit a plan to regain compliance with the Periodic Filing Rule (the “Plan”), and if Nasdaq accepts the Plan, Nasdaq can grant an exception of up to 180 calendar days from the Filing’s due date, or until February 12, 2024 (the “Compliance Date”), to regain compliance. Nasdaq will consider things such as the following when determining whether to accept the Plan: (i) the likelihood that the Filing, along with any subsequent periodic filing that will be due, can be made within the 180-calendar day period; (ii) the Company’s past compliance history; (iii) the reasons for the late Filing; (iv) other corporate events that may occur within Nasdaq’s review period; (v) the Company’s overall financial condition; and (vi) the Company’s public disclosures. If the Company submits the Plan, Nasdaq will review the Plan and provide the Company with written notice of its decision regarding whether to grant an exception.

In the event that (i) the Company does not (a) submit the Plan by the Plan Date, or (b) regain compliance with the Periodic Filing Rule by the Compliance Date, or (ii) Nasdaq does not accept the Plan, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel. The Company intends to consider available options to regain compliance with the Periodic Filing Rule. There can be no assurance that the Company will be able to submit the Plan by the Plan Date, or if it does, that Nasdaq will accept the Plan or that execution of the Plan will result in the Company successfully regaining compliance with the Periodic Filing Rule by the Compliance Date.

About Tempo

Tempo is a leading software-accelerated electronics manufacturer, transforming the way top companies innovate and bring new products to market. Tempo’s unique automated manufacturing platform optimizes the complex process of printed circuit board manufacturing to deliver unmatched quality, speed and agility. The platform’s all-digital process automation, data-driven intelligence, and connected smart factory create a distinctive competitive advantage for customers—to deliver tomorrow’s products today. From rockets to robots, autonomous cars to drones, many of the fastest-moving companies in industrial tech, medical technology, space, and other industries partner with Tempo to accelerate innovation and set a new tempo for progress. Learn more at www.tempoautomation.com.

Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the Company's ability to timely and satisfactorily submit the Plan, the Company’s ability to respond in a timely and satisfactory manner to any additional inquiries by Nasdaq, the Company’s ability to regain compliance with the Periodic Filing Rule, the Company’s ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the risk that the completion and filing of the Form 10-Q will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

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